                                                                    EXHIBIT 10.8

_______________________________________________________________________________

                                OPTION AGREEMENT

                                  by and among


                        OAKWATER SURGICAL CENTER, INC.,

                           C. RAYMOND COTTRELL, M.D.,

                              ANTONIO CAOS, M.D.,

                              ALEX MENENDEZ, M.D.,

                            KENNETH R. FEUER, M.D.,

                             ROBERT T. BAKER, M.D.

                                      and

                            PHC HOLDING CORPORATION

________________________________________________________________________________

                                OPTION AGREEMENT
                                ----------------


     This Option Agreement (this "Agreement"), dated as of ______________, 1997, is by and among Oakwater Surgical Center, Inc., a Florida corporation ("ASC"),
C. Raymond Cottrell, M.D., Antonio Caos, M.D., Alex Menendez, M.D., Kenneth R. Feuer, M.D. and Robert T. Baker, M.D. (collectively, the "Shareholders") and PHC Holding Corporation, a Georgia corporation ("PHC-SUB").


                              W I T N E S E T H :
                              -----------------

     WHEREAS, the Shareholders are all of the shareholders of ASC;

     WHEREAS, PHC-SUB is a wholly-owned subsidiary of Physician Health Corporation, a Delaware corporation ("PHC");

     WHEREAS, PHC-SUB desires to acquire an option to purchase an undivided fifty-one percent (51%) interest in the assets of ASC from ASC, and ASC desires to grant such an option to PHC-SUB; and

     WHEREAS, ASC and Shareholders have agreed to grant to PHC-SUB an option to acquire an undivided fifty-one percent (51%) interest in all of the assets of ASC on the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing, the mutual representations, warranties and covenants herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and on the terms and subject to the conditions herein set forth, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     SECTION 1.1. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below:

     (a) "Acquisition" shall have the meaning set forth in Section 3.1.
                                                           -----------

     (b) "Acquisition Proposal" shall have the meaning set forth in Section 6.3.
                                                                    -----------

     (c) "Affiliate" with respect to any person shall mean a person that directly or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with, such person.

     (d) "Confidential Information" shall mean all trade secrets and other confidential and/or proprietary information of the particular person, including information derived from reports, investigations, research, work in progress, codes, marketing and sales programs, financial projections, cost summaries, pricing formulae, contract analyses, financial information, projections, maps, confidential filings with any state or federal agency, and all other concepts, methods of doing business, ideas, materials or information prepared or performed for, by or on behalf of such person by its employees, officers, directors, agents, representatives, or consultants.

     (e) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (f) "Execution Date" shall mean the date that the Purchase Agreement shall be duly executed and delivered by all parties thereto.

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     (g) "Exercise Date" shall mean the date on which notice of the exercise of the Option is given.

     (h) "Exercise Period" shall mean the period commencing on August 1, 1998 and ending six (6) months thereafter, unless otherwise extended as provided hereunder.

     (i) "Material Adverse Effect" shall mean a material adverse effect on ASC's business, operations, condition (financial or otherwise), the results of operations, either individually or in the aggregate in consideration of all relevant facts and circumstances.

     (j) "Option" shall have the meaning set forth in Section 2.1.
                                                      -----------

     (k) "Person" shall mean any natural person, corporation, partnership, joint venture, association, group, organization or other entity.

     (l) "Purchase Agreement" shall have the meaning set forth in Section .
                                                                  --------

     (m) "Securities Act" shall mean the Securities Act of 1933, as amended.

     (n) "Termination Date" shall mean the date this Agreement is terminated in accordance with its terms.

                                   ARTICLE II
                                   THE OPTION

     SECTION 2.1. GRANT OF OPTION. Subject to the terms and conditions of this Agreement, ASC and Shareholders hereby grant to PHC-SUB the irrevocable and exclusive right and option to acquire an undivided fifty-one percent (51%) interest in the assets of ASC (the "Option").

     SECTION 2.2. TIME AND MANNER OF EXERCISE. The Option shall become immediately exercisable on August 1, 1998 and shall continue to be exercisable by PHC-SUB until the expiration of the Exercise Period. PHC-SUB may exercise the Option at any time during the Exercise Period by giving written notice thereof to ASC (the "Exercise Notice").

     SECTION 2.3. CONDITIONS TO EXERCISE. The Option may not be exercised unless:

     (a) All representations and warranties of PHC-SUB contained herein shall be true and correct in all material respects; and

     (b) The exercise of the Option and the transactions contemplated by the Purchase Agreement shall not be prohibited by law, rule or regulation.

     SECTION 2.4. CONSIDERATION. The consideration to be paid by PHC-SUB for the grant of this Option is Five Hundred Thousand Dollars $500,000 (the "Option Fee"), payable in immediately available funds upon the execution of this Agreement.

     In the event PHC-SUB exercises the Option prior to the expiration of the Exercise Period and closes the Acquisition pursuant to the Purchase Agreement within ninety (90) days after exercising the Option, the Option Fee paid pursuant to this Section 2.4 shall be credited toward the total purchase price due under the Purchase Agreement. In the event PHC-SUB fails to exercise the Option prior to the expiration of the Exercise Period or timely exercises the Option but is otherwise unable to close the Acquisition pursuant to the Purchase Agreement within ninety (90) days after exercising the Option, the Option Fee paid pursuant to this Section 2.4 shall be retained by or for the account of ASC
                      -----------
as liquidated damages (and forfeited by PHC-SUB). The Option Fee is a bona fide provision for liquidated and agreed upon damages and is not a penalty, and PHC-SUB acknowledges and agrees that by reason of ASC binding itself to this Agreement, ASC will have sustained damages if PHC-SUB does not exercise its option to purchase such assets within the Exercise Period, which damages shall be substantial but will be difficult if not incapable of determination with mathematical precision and, therefore, this provision for liquidated and agreed upon damages has been incorporated in this Agreement as a bona fide provision beneficial to both parties. Notwithstanding the foregoing, in the event PHC-SUB, solely for the specific reasons set forth in Subsections 2.4(a)-(e), below, does not exercise the Option prior to the
   ----------------------
expiration of the Exercise Period (or close the Acquisition pursuant to the Purchase Agreement within ninety (90) days after timely exercising the Option), the Option Fee shall be returned by ASC to PHC-SUB within sixty (60) days after the earlier of (i) receipt by the ASC of a written notice from PHC-SUB requesting the return of the Option Fee or (ii) the expiration of the Exercise
Period:

     (a) If, for any reason, other than solely as a result of actions taken by PHC, PHC-SUB or any affiliate of PHC, the Agency for Health Care Administration of the State of Florida, the Health Care Financing Administration or any other applicable governmental entity denies the application of PHC-SUB for transfer of ownership of the ASC assets and such application is not subsequently approved by such entity within one hundred twenty (120) days from the date of the initial denial;

     (b) Two (2) or more Shareholder's licenses to practice medicine or other required licenses or certifications are suspended or revoked, and neither Shareholder's license is reinstated within ninety (90) days of the suspension or revocation;

     (c) ASC's license to conduct its business or other required licensure or certification is suspended or revoked, and such license or certification is not reinstated within one hundred twenty (120) days of the suspension or revocation;

     (d) ASC or any Shareholder materially breaches the terms of this Agreement and such breach is not cured by ASC or the Shareholder within forty-five (45) days after receipt of a written notice from PHC-SUB specifying the alleged breach; or

     (e) The assets of ASC are destroyed pursuant to an act of God or destruction as set forth in Section 2.5, below, and such assets are not replaced or rebuilt such that ASC is fully operational before the end of the Exercise Period, including any extension to the Exercise Period pursuant to Section 2.5.

     SECTION 2.5. ACT OF GOD OR DESTRUCTION. In the event of the partial or complete destruction of the assets of ASC because of any act of God, fire, earthquake, flood, natural disaster, riot, war or other act of destruction, Shareholders and ASC shall immediately replace or rebuild such assets, as is appropriate. The Exercise Period shall be extended by the number of days in which ASC is inoperable due to such destruction, however, such extension shall not exceed one (1) year.

                                  ARTICLE III
                                THE ACQUISITION

     SECTION 3.1. FORM OF ACQUISITION. The acquisition of an undivided fifty-one percent (51%) interest in the assets of ASC pursuant to the Option (the "Acquisition") shall be effected pursuant to the terms and subject to the conditions set forth in an asset purchase agreement in substantially the same form as attached hereto as Annex I (the "Purchase Agreement"), which form may be
                           -------
revised only by written agreement of the parties.


     SECTION 3.2. EXECUTION OF PURCHASE AGREEMENT. Within forty-five (45) days, unless otherwise mutually agreed, following the Exercise Date, the parties hereto shall duly execute and deliver the Purchase Agreement.

     SECTION 3.3. DUE DILIGENCE. On the Exercise Date, ASC shall use its best efforts to provide PHC-SUB with a complete response to the Due Diligence Questionnaire attached hereto as Annex II.
                                 --------

                                  ARTICLE IV
           REPRESENTATIONS AND WARRANTIES OF ASC AND THE SHAREHOLDERS

     ASC and the Shareholders, jointly and severally, represent and warrant that the following are true and correct as of the date hereof and will be true and correct in all material respects on the Exercise Date:

     SECTION 4.1. ORGANIZATION AND GOOD STANDING; QUALIFICATION. On the date hereof, ASC is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, with all requisite corporate power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. On the Exercise Date, ASC will be a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, with all requisite corporate power and authority to carry on the business in which it is engaged, to own the properties it owns and to consummate the transactions contemplated thereby. ASC is not qualified or licensed to do business in any other jurisdiction. ASC does not have any assets, employees or offices in any state other than the state of its incorporation.

     SECTION 4.2. AUTHORIZATION AND VALIDITY. This Agreement has been duly executed and delivered by ASC and the Shareholders and to the extent that the terms and conditions hereof create any obligation on behalf of ASC and the Shareholders, constitutes legal, valid and binding obligations of ASC and the Shareholders enforceable against ASC and the Shareholders in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies. The person executing this Agreement on behalf of ASC has been duly authorized to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Each Shareholder has the legal capacity to enter into and perform this Agreement and the Purchase Agreement.

     SECTION 4.3. NO VIOLATION. Neither the execution, delivery or performance of this Agreement or the Purchase Agreement nor the consummation of the transactions contemplated hereby or thereby will (a) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under the Articles of Incorporation or Bylaws of ASC or any agreement, indenture or other instrument under which ASC or the Shareholders are bound or to which any of the assets of ASC are subject, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon any of the assets of ASC, or (b) except as would not result in a Material Adverse Effect, violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body.

     SECTION 4.4. CONSENTS. Except as may be required under the Exchange Act, the Securities Act, state securities laws, the Florida General Business Corporation Act or as required under the Hart-Scott Rodino Act, or as set forth in Schedule 4.4, no consent, authorization, approval, permit or license of, or
   ------------
filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the Purchase Agreement on the part of ASC or the Shareholders.

     SECTION 4.5. FINDER'S FEE. ASC and the Shareholders have not incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby.

     SECTION 4.6. COMPLIANCE WITH LAWS. To the best of ASC's and each Shareholder's knowledge, ASC and each Shareholder has complied with all applicable laws, regulations and licensing requirements and has filed with the proper authorities all necessary statements and reports. There are no existing violations by ASC or the Shareholders of any federal, state or local law or regulation that would, individually or in the aggregate, result in a Material Adverse Effect. Except as set forth on Schedule 4.6, the transactions
                                        ------------
contemplated by this Agreement or the Purchase Agreement
will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded by any such licenses, franchises, permits or government authorizations, except for any such default, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth on Schedule 4.6, neither ASC nor any
                                       ------------
Shareholder has received any notice from any federal, state or other governmental authority or agency having jurisdiction over its properties or activities, or any insurance or inspection body, that ASC's operations or any of its properties, facilities, equipment, or business practices fail to comply with any applicable law, ordinance, regulation, building or zoning law, or requirement of any public or quasi-public authority or body except where failure to do so would not, individually or in the aggregate, have a Material Adverse Effect.

     SECTION 4.7. INSURANCE. Shareholders and ASC shall have adequate policies of property, casualty and other insurance in effect sufficient to replace the assets of ASC in the event of any damage or destruction thereto, and will keep such insurance policies in effect with respect to all of the assets of ASC for the duration of the Exercise Period.

                                   ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF PHC-SUB

     PHC-SUB represents and warrants that the following are true and correct as of the date hereof and will be true and correct in all material respects on the Exercise Date:

     SECTION 5.1. ORGANIZATION AND GOOD STANDING. PHC-SUB is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, with all requisite corporate power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. On the Exercise Date, PHC-SUB will be a corporation, duly organized, validly existing and in good standing under the laws of its state of incorporation, with all requisite power and authority to carry on the business in which it is engaged, to own the properties it owns and to consummate the transactions contemplated thereby. As of the date of execution of this Agreement, and on the Exercise Date, PHC-SUB will be duly qualified to conduct business in the state of Florida.

     SECTION 5.2. AUTHORIZATION AND VALIDITY. The execution, delivery and performance by PHC-SUB of this Agreement and the Purchase Agreement and the consummation of the transactions contemplated hereby have been duly authorized by PHC-SUB. This Agreement has been duly executed and delivered by PHC-SUB and constitutes the legal, valid and binding obligation of PHC-SUB, enforceable against PHC-SUB in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

     SECTION 5.3. NO VIOLATION. Neither the execution, delivery or performance of this Agreement or the Purchase Agreement nor the consummation of the transactions contemplated hereby or thereby will (a) conflict with, or result in a violation or breach of the terms, conditions and provisions of, or constitute a default under, the Certificate of Incorporation or Bylaws of PHC-SUB or any agreement, indenture or other instrument under which PHC-SUB is bound, or (b) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over PHC-SUB or the properties or assets of PHC-SUB.

     SECTION 5.4. CONSENTS. Except as may be required under the Exchange Act, the Securities Act, state security laws, the Florida General Business Corporation Act or as required under the Hart-Scott Rodino Act, or as set forth on Schedule 5.4, no consent, authorization, approval, permit or license of, or
   ------------
filing with, any governmental or public body or authority, any lender or lessor or any other person is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the Purchase Agreement on the part of PHC-SUB.

     SECTION 5.5. FINDER'S FEE. PHC-SUB has not incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby.

                                  ARTICLE VI
                     COVENANTS OF ASC AND THE SHAREHOLDERS

     ASC and the Shareholders, jointly and severally, agree that between the date hereof and the earlier of the Execution Date or the Termination Date:

     SECTION 6.1. ACCESS. ASC and the Shareholders shall, at reasonable times during normal business hours and on reasonable notice, permit PHC-SUB and its authorized representatives reasonable access to, and make available for inspection, all of the assets and business of ASC, including its employees, customers and suppliers, and permit PHC-SUB and its authorized representatives to inspect, and at PHC-SUB's sole cost and expense, make copies of all documents, records and information with respect to the affairs of ASC as PHC-SUB and its representatives may request, all for the sole purpose of permitting PHC-SUB to become familiar with the business and assets and liabilities of ASC.

     SECTION 6.2. NOTIFICATION OF CERTAIN MATTERS. ASC and the Shareholders shall promptly inform PHC-SUB in writing of any material adverse change in ASC's condition (financial or otherwise), operations, assets, liabilities, business or prospects.

     SECTION 6.3. ACQUISITION PROPOSALS. ASC and the Shareholders agree that from the date of this Agreement through the expiration of the Exercise Period
(a) that neither the Shareholders, nor ASC, nor any of its respective officers and directors shall, and ASC and the Shareholders shall direct and use their best efforts to cause ASC's employees, agents and representatives not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of, all or any significant portion of the assets or any equity securities of, ASC (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations concerning, or provide any Confidential Information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; (b) that the Shareholders and ASC will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and each will take the necessary steps to inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.3; and (c) that ASC and the
                               -----------
Shareholders will notify PHC-SUB immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, ASC or the Shareholders .

     SECTION 6.4. INSURANCE. Shareholders and ASC have adequate policies of property, casualty and other insurance in effect sufficient to replace the assets of ASC in the event of any damage or destruction thereto, and will keep such insurance policies in effect with respect to all of the assets of the ASC for the duration of the Exercise Period.

     SECTION 6.5. BUSINESS OPERATIONS. ASC and the Shareholders shall operate the business of ASC in the ordinary course and will not introduce any new method of management or operation. ASC and the Shareholders shall use their best efforts to preserve the business of ASC intact, to retain its present customers and suppliers so that they will be available after the closing of the Purchase Agreement. ASC and Shareholders shall not take any action that could reasonably be expected to have, or does have, a Material Adverse Effect on the condition (financial or otherwise), operations, assets, liabilities, business or prospects of ASC or take or fail to take any action that would cause or permit the representations made in Article IV to be inaccurate on the Execution Date or at the time of the closing of the Purchase Agreement or preclude ASC or Shareholders from making such representations and warranties on the Execution Date or at the time of the closing of the Purchase Agreement.

                                  ARTICLE VII
                                  TERMINATION

     SECTION 7.1. TERMINATION. This Agreement shall automatically terminate upon the expiration of the Exercise Period (including any extensions thereto as provided herein) if prior thereto PHC-SUB has not exercised the Option. In addition, this Agreement may be terminated at any time by mutual agreement of all parties hereto.

                                 ARTICLE VIII
                   NONDISCLOSURE OF CONFIDENTIAL INFORMATION

     SECTION 8.1.  COVENANT NOT TO DISCLOSE.  ASC and the Shareholders
recognize and acknowledge that they had in the past, currently have, and in the future may possibly have, access to certain Confidential Information of PHC-SUB that is a valuable, special and unique asset of PHC-SUB's business. PHC-SUB acknowledges that it has had in the past, currently has, and in the future may possibly have, access to certain Confidential Information of ASC that is a valuable, special and unique asset of ASC's business. ASC and the Shareholders, on the one hand, and PHC-SUB, on the other hand, agree that they will not disclose such Confidential Information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to authorized representatives of PHC-SUB or ASC and the Shareholders, and (b) to counsel and other advisers to PHC-SUB or to ASC and the Shareholders, provided that such advisers (other than counsel) agree to the confidentiality provisions of this Section 8.1, unless (i) such information becomes known to the public
        -----------
generally through no fault of ASC, the Shareholders or PHC-SUB, as the case may be, (ii) disclosure is required by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this clause (ii), the disclosing party shall, if possible, give prior written notice thereof to the other parties and provide such other parties with the opportunity to contest such disclosure, (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party, or (iv) the disclosing party is the sole and exclusive owner of such Confidential Information as a result of the consummation of the transactions contemplated by the Merger Agreement, the Acquisition or otherwise.

     SECTION 8.2. DAMAGES. Because of the difficulty of measuring economic losses as a result of the breach of the covenants contained in Section 8.1, and
                                                               -----------
because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, each party hereto agrees that, in the event of a breach by any of them of the foregoing covenant, the covenant may be enforced against them by injunctions and restraining orders. Nothing herein shall be construed as prohibiting any party from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

     SECTION 8.3. SURVIVAL. The obligations of the parties under this Article shall survive the termination of this Agreement.

                                  ARTICLE IX
                                 MISCELLANEOUS

     SECTION 9.1. AMENDMENT; WAIVERS. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by all the parties hereto. Any waiver of any terms and conditions hereof must be in writing, and signed by the parties hereto. The waiver of any of the terms and conditions of this Agreement shall not be construed as a waiver of any other terms and conditions hereof.

     SECTION 9.2. ASSIGNMENT. Neither this Agreement nor any right created hereby or in any agreement entered into in connection with the transactions contemplated hereby shall be assignable by any party hereto, except by PHC-SUB to an Affiliate or a senior creditor of PHC-SUB in which case PHC-SUB shall remain obligated for all obligations of PHC-SUB contained herein.

     SECTION 9.3. PARTIES IN INTEREST; NO THIRD PARTY BENEFICIARIES. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and permitted assigns of the parties hereto. Neither this Agreement nor any other agreement contemplated hereby shall be deemed to confer upon any person not a party hereto or thereto any rights or remedies hereunder or thereunder.

     SECTION 9.4. ENTIRE AGREEMENT. This Agreement and the agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

     SECTION 9.5. WAIVER. No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party's rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

     SECTION 9.6. COSTS, EXPENSES AND LEGAL FEES. Whether or not the transactions contemplated hereby are consummated, each party hereto shall bear its own costs and expenses (including attorneys' fees), except that each party hereto agrees to pay the costs and expenses (including reasonable attorneys' fees and expenses) incurred by the other parties in successfully (a) enforcing any of the terms of this Agreement or (b) proving that another party breached any of the terms of this Agreement.

     SECTION 9.7. SPECIFIC PERFORMANCE. The parties hereto acknowledge that a refusal by any party hereto to consummate the transactions contemplated hereby will cause irreparable harm to the other parties, for which there may be no adequate remedy at law and for which the ascertainment of damages would be difficult. Therefore, each party hereto shall be entitled, in addition to, and without having to prove the inadequacy of, other remedies at law, to specific performance of this Agreement, as well as injunctive relief (without being required to post bond or other security).

     SECTION 9.8. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS (BUT NOT THE RULES GOVERNING CONFLICTS OF LAWS) OF THE STATE OF FLORIDA.

     SECTION 9.9. NO OBLIGATION TO EXERCISE OPTION. Notwithstanding the provisions of Section 9.7, this Agreement does not impose any obligation upon PHC-SUB to exercise the Option.

     SECTION 9.10. CAPTIONS. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

     SECTION 9.11. GENDER AND NUMBER. When the context requires, the gender of all words used herein shall include the masculine, feminine and neuter and the number of all words shall include the singular and plural.

     SECTION 9.12. REFERENCE TO AGREEMENT. Use of the words "herein", "hereof", "hereto" and the like in this Agreement shall be construed as references to this Agreement as a whole and not to any particular Article, Section or provision of this Agreement, unless otherwise noted.

     SECTION 9.13. CONFIDENTIALITY; PUBLICITY AND DISCLOSURES. Each party shall keep this Agreement and its terms confidential, and shall make no press release or public disclosure, either written or oral, regarding the transactions contemplated by this Agreement without the prior knowledge and consent of the other parties hereto; provided that the foregoing shall not prohibit any disclosure (a) by press release, filing or otherwise that PHC-SUB has determined in its good faith judgment to be required by federal securities laws or the rules of the National Association of Securities Dealers, (b) to attorneys, accountants, investment bankers or other agents of the parties assisting the parties in connection with the transactions contemplated by this Agreement and (c) by PHC-SUB in connection with the conduct of any initial public offering and conducting an examination of the operations and assets of ASC; provided that PHC-SUB shall reasonably promptly provide notice to ASC and the Shareholders of any press release made under this Section.

     SECTION 9.14. NOTICE. Whenever this Agreement requires or permits any notice, request, or demand from one party to another, the notice, request, or demand must be in writing to be effective and shall be deemed to be delivered and received (i) if personally delivered or if delivered by telex, telegram, facsimile or courier service, when actually received by the party to whom notice is sent or (ii) if delivered by mail (whether actually received or not), at the close of business on the third business day next following the day when placed in the mail, postage prepaid, certified or registered, addressed to the appropriate party or parties, at the address of such party set forth below (or at such other address as such party may designate by written notice to all other parties in accordance herewith):

          If to PHC-SUB:      PHC Holding Corporation
                                    990 Hammond Drive
                                    Suite 300
                                    Atlanta, Georgia 30328
                                    Attn: Sarah Garvin
                                    Fax No.:  (770) 673-1970

          with a copy to:     Jackson & Walker, L.L.P.
                                    901 Main Street, Suite 6000
                                    Dallas, Texas  75202
                                    Fax No.: (214) 953-5822
                                    Attn:  James S. Ryan, III

          If to ASC:                Oakwater Surgical Center, Inc.
                                    3885 Oakwater Circle
                                    Orlando, Florida 32806
                                    Fax No.: (407) 438-9500
                                    Attn: C. Raymond Cottrell, M.D.

          with a copy to:     Maguire, Voorhis & Wells, P.A.
                                    200 South Orange Avenue, Suite 3000
                                    Orlando, Florida 32801
                                    Fax No.: (407) 872-6207
                                    Attn: Stephen R. Looney, Esquire

          If to Shareholders:       Robert T. Baker, M.D.
                                    Internal Medicine Specialists, Inc.
                                    3885 Oakwater Circle, Suite 2
                                    Orlando, Florida 32806

                                    Antonio Caos, M.D.
                                    Internal Medicine Specialists, Inc.
                                    3885 Oakwater Circle, Suite 2
                                    Orlando, Florida 32806

                                    C. Raymond Cottrell, M.D.
                                    Internal Medicine Specialists, Inc.
                                    3885 Oakwater Circle, Suite 2
                                    Orlando, Florida 32806

                                    Kenneth R. Feuer, M.D.
                                    Internal Medicine Specialists, Inc.
                                    3885 Oakwater Circle, Suite 2
                                    Orlando, Florida 32806

                                    Alex Menendez, M.D.
                                    Internal Medicine Specialists, Inc.
                                    3885 Oakwater Circle, Suite 2
                                    Orlando, Florida 32806

          with a copy to:    Maguire, Voorhis & Wells, P.A.
                                    200 South Orange Avenue, Suite 3000
                                    Orlando, Florida 32801
                                    Fax No.: (407) 872-6207
                                    Attn: Stephen R. Looney, Esquire

     SECTION 9.15. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     SECTION 9.16. DEFINED TERMS. Terms used in the attachments hereto with their initial letter capitalized and not otherwise defined therein shall have the meanings as assigned to such terms in this Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

                                    PHC-SUB:
                                    -------

                                    PHC HOLDING CORPORATION


                                    By:_________________________________
                                    Its:________________________________



                                    ASC:
                                    ---

                                    OAKWATER SURGICAL CENTER, INC.


                                    By:_________________________________
                                      C. Raymond Cottrell, M.D., President



                                    SHAREHOLDERS:
                                    ------------

                                    ____________________________________
                                     C. Raymond Cottrell, M.D.


                                    ____________________________________
                                     Antonio Caos, M.D.


                                    ____________________________________
                                     Alex Menendez, M.D.


                                    ____________________________________
                                     Kenneth R. Feuer, M.D.


                                    ___________________________________
                                      Robert T. Baker, M.D.

                                    ANNEX I
                                    -------

                            ASSET PURCHASE AGREEMENT
                            ------------------------

                                    ANNEX II
                                    --------

                          DUE DILIGENCE QUESTIONNAIRE
                          ---------------------------